                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                   FORM 8-K/A


        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2001


                               EMULEX CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                    000-11007                  51-0300558
-------------------------------       ------------           -------------------
(State or other jurisdiction of       (Commission              (IRS Employer
       incorporation)                 File Number)           Identification No.)


                              3535 Harbor Boulevard
                          Costa Mesa, California 92626
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (714) 662-5600

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     As reported on Form 8-K dated March 1, 2001 (filed March 14, 2001), on March 1, 2001, Emulex Corporation, a Delaware corporation ("Emulex") completed the acquisition of Giganet, Inc., a Massachusetts corporation ("Giganet") pursuant to the terms of an Agreement and Plan of Merger, dated December 7, 2001 (as amended by Amendment No. 1 thereto dated February 7, 2001, the "Merger Agreement"), by and among Emulex, Giganet, GEMX Merger Sub, Inc., a Massachusetts corporation and wholly-owned subsidiary of Emulex, and the Stockholder Representatives identified therein.

     As a result of the merger (the "Merger"), GEMX Merger Sub, Inc. merged with and into Giganet and Giganet became a wholly-owned subsidiary of Emulex.

     In connection with the Merger, Emulex issued an aggregate of 6,744,638 shares of Emulex common stock in exchange for all of the outstanding shares of Giganet common stock and preferred stock. 800,000 of these shares will be held in escrow for a period of one year to secure indemnification obligations of Giganet under the terms of the Merger Agreement. In addition, Emulex reserved for issuance an aggregate of approximately 1,250,000 shares of its common stock for issuance upon exercise of Giganet options and warrants assumed by Emulex.

     This Form 8-K/A amends the current report on Form 8-K dated March 1, 2001 to include historical financial statements of Giganet, as required by Item 7(a) Financial Statements of Businesses Acquired, as well as certain pro forma information, as required by Item 7(b) Pro Forma Financial Information.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Giganet, Inc.

    (i) Giganet, Inc.

         Audited financial statements of Giganet, Inc. as of September 30, 2000 and for each of the three years ended September 30, 2000, including the report thereon of Arthur Andersen LLP, Independent Auditors. Financial statements of Giganet, Inc. as of December 31, 2000 (unaudited) and for the three month periods ended December 31, 2000 and 1999 (unaudited).

(b) Pro Forma Financial Information


    (i) Emulex Corporation

         (A) Unaudited Pro Forma Combined Balance Sheet as of December 31, 2000

         (B) Unaudited Pro Forma Combined Statements of Operations for the year ended July 2, 2000 and for the six months ended December 31, 2000

         (C) Notes to Pro Forma Combined Data

(c) Exhibits

    (i) Exhibit 23.1: Consent of Arthur Andersen LLP, Independent Public
                      Accountants

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants...................................   4

Balance Sheets.............................................................   5

Statements of Operations...................................................   7

Statements of Redeemable Convertible Preferred Stock and Stockholders'
  Equity (Deficit).........................................................   8

Statements of Cash Flows...................................................  14

Notes to Financial Statements..............................................  15

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Giganet, Inc.:

We have audited the accompanying balance sheets of Giganet, Inc. (a Massachusetts corporation) as of September 30, 2000 and 1999 and the related statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for each of the three years in the period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Giganet, Inc. as of September 30, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2000 in conformity with accounting principles generally accepted in the United States.

The financial statements of Giganet, Inc. as of December 31, 2000 were not audited or reviewed by us and, accordingly, we do not express an opinion on them.


/s/ Arthur Andersen LLP


Boston, Massachusetts
December 6, 2000 (except for the matter
discussed in Note 10(c), as to which
the date is December 7, 2000)

GIGANET, INC.

Balance Sheets

                                                                         SEPTEMBER 30,
                                                  DECEMBER 31,    -------------------------
                                                      2000           2000           1999
                                                  -----------     ----------     ----------
                                                  (Unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                       $18,610,020     $3,809,944     $1,130,634
  Accounts receivable, net of allowance for
    doubtful accounts of $95,000, $95,000 and
    $25,000, respectively                           1,345,242      1,207,373        431,354
  Inventories                                         952,696      1,131,682        225,013
  Prepaid expenses and other current assets         1,523,638        573,967         60,997
                                                  -----------     ----------     ----------
         Total current assets                      22,431,596      6,722,966      1,847,998
                                                  -----------     ----------     ----------

Property and Equipment, at cost:
  Computer equipment and software                   4,471,830      3,213,435      1,338,291
  Office furniture and fixtures                       533,732        236,122        153,276
  Leasehold improvements                              937,555        103,535         48,360
                                                  -----------     ----------     ----------
                                                    5,943,117      3,553,092      1,539,927

  Less--Accumulated depreciation                    1,609,732      1,379,362        821,199
                                                  -----------     ----------     ----------
    Property and equipment, net                     4,333,385      2,173,730        718,728
                                                  -----------     ----------     ----------
                                                  $26,764,981     $8,896,696     $2,566,726
                                                  ===========     ==========     ==========


The accompanying notes are an integral part of these financial statements.

GIGANET, INC.

Balance Sheets

                                                                                               SEPTEMBER 30,
                                                                     DECEMBER 31,     ------------------------------
                                                                        2000              2000              1999
                                                                    ------------      ------------      ------------
                                                                     (UNAUDITED)
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
  STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable                                                  $  2,771,830      $  1,974,827      $    710,705
  Accrued expenses                                                     2,545,934         1,414,602         1,084,907
  Notes payable                                                       25,000,000                --                --
  Deferred revenue                                                       906,016           849,858           228,369
  Current portion--Capital lease obligations                              28,209            28,209            12,331
                                                                    ------------      ------------      ------------
    Total current liabilities                                         31,251,989         4,267,496         2,036,312
                                                                    ------------      ------------      ------------

Capital lease obligations, net of current portion                         34,649            38,126            20,878
                                                                    ------------      ------------      ------------

Commitments (Note 5)

Series D Redeemable Convertible Preferred Stock,
  $0.01 par value:
  Authorized--1,617,211 shares
  Issued and outstanding-- 1,405,410 at December 31,
    2000 and September 30, 2000, stated at
    redemption value                                                  31,622,293        28,830,351                --

Stockholders' Equity (Deficit):
  Series A convertible preferred stock, $0.01 par value-
    Authorized--55,556 shares
    Issued and outstanding--55,556 shares at
      December 31, 2000 and September 30, 2000 and
      1999, stated at liquidation value                                  500,004           500,004           500,004
  Series B convertible preferred stock, $0.01 par value-
    Authorized--633,331 shares
    Issued and outstanding--633,331 shares at
      December 31, 2000 and September 30, 2000 and
      1999, stated at liquidation value                                9,879,548         9,727,965         9,119,967
  Series B-1 convertible preferred stock, $0.01 par value-
    Authorized--42,000 shares
    Issued and outstanding--42,000 shares at
      December 31, 2000 and September 30, 2000 and
      1999, stated at liquidation value                                  628,292           618,240           577,920
  Series C convertible preferred stock, $0.01 par value-
    Authorized--291,667 shares
    Issued and outstanding--195,840 shares at
      December 31, 2000 and September 30, 2000 and
      1999, stated at liquidation value                                5,608,601         5,514,855         5,138,842
  Series C-1 convertible preferred stock, $0.01 par value-
    Authorized--97,105 shares
    Issued and outstanding--97,105 shares at
      December 31, 2001 and September 30, 2000 and
      1999, stated at liquidation value                                2,671,581         2,625,098         2,438,656
  Common stock, $0.0025 par value-
    Authorized--20,000,000 shares at September 30, 1998
    Issued and outstanding--3,229,694, 2,217,200 and
      2,033,892 shares at December 31, 2000, September 30,
      2000 and 1999, respectively                                          8,075             5,543             5,085
   Additional paid-in capital                                         21,889,130         7,520,601           292,462
   Deferred compensation, net of amortization                        (17,732,183)       (6,372,186)          (45,562)
   Note receivable in exchange for issuance of restricted stock       (1,114,574)               --                --
   Accumulated deficit                                               (58,482,424)      (44,379,397)      (17,517,838)
                                                                    ------------      ------------      ------------
         Total stockholders' equity (deficit)                        (36,143,950)      (24,239,277)          509,536
                                                                    ------------      ------------      ------------
                                                                    $ 26,764,981      $  8,896,696      $  2,566,726
                                                                    ============      ============      ============

The accompanying notes are an integral part of these financial statements.

GIGANET, INC.

STATEMENTS OF OPERATIONS

                                                THREE MONTHS ENDED
                                                     DECEMBER 31,                  YEAR ENDED SEPTEMBER 30,
                                            ---------------------------    ------------------------------------------
                                                 2000           1999           2000           1999            1998
                                            ------------    -----------    ------------    -----------    -----------
                                                   (Unaudited)
Net Revenues                                $    773,964    $   760,713    $  3,343,060    $ 1,615,830    $   334,990

Costs and Expenses:
   Cost of revenues(1)                           584,977        313,095       1,240,121        404,455         82,787
   Research and development(1)                 4,466,151      1,313,380       8,084,600      4,045,211      3,072,384
   Selling, general and administrative(1)      5,126,473      1,441,111       9,717,998      5,476,882      1,583,784
   Stock-based compensation(1)                 1,506,228        179,995         707,784         16,875         32,063
                                            ------------    -----------    ------------    -----------    -----------
         Total operating costs                11,683,829      3,247,581      19,750,503      9,943,423      4,771,018
                                            ------------    -----------    ------------    -----------    -----------

         Loss from operations                (10,909,865)    (2,486,868)    (16,407,443)    (8,327,593)    (4,436,028)

Interest Income (Expense), net                   (99,356)       135,471         641,555        198,507        217,600
                                            ------------    -----------    ------------    -----------    -----------
         Net loss                            (11,009,221)    (2,351,397)    (15,765,888)    (8,129,086)    (4,218,428)

Accretion of Dividends and Redemption
Value on Preferred Stock                      (3,093,806)    (1,764,284)    (11,095,671)    (1,132,467)    (1,008,266)
                                            ------------    -----------    ------------    -----------    -----------
         Net loss applicable to common
           stockholders                     $(14,103,027)   $(4,115,681)   $(26,861,559)   $(9,261,553)   $(5,226,694)
                                            ============    ===========    ============    ===========    ===========

Net Loss per Share (Note 1(f)):
   Basic and diluted net loss per share     $      (5.18)   $     (2.00)   $     (12.98)   $     (4.77)   $     (2.87)
                                            ============    ===========    ============    ===========    ===========
   Basic and diluted weighted average
     common shares outstanding                 2,723,447      2,053,892       2,069,365      1,939,796      1,821,606
                                            ============    ===========    ============    ===========    ===========

(1) The following summarizes the
    departmentalized allocation of
    stock-based compensation:

      Cost of revenues                      $      1,881    $       875    $      3,439    $        --    $        --
      Research and development                   149,320         71,423         280,854             --             --
      Selling, general and administrative      1,355,027        107,697         423,491         16,875         32,063
                                            ------------    -----------    ------------    -----------    -----------
         Total stock-based compensation     $  1,506,228    $   179,995    $    707,784    $    16,875    $    32,063
                                            ============    ===========    ============    ===========    ===========

The accompanying notes are an integral part of these financial statements.

GIGANET, INC.

Statements of Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)

                                  SERIES D REDEEMABLE                                                         SERIES B-1
                                      CONVERTIBLE        SERIES A CONVERTIBLE     SERIES B CONVERTIBLE        CONVERTIBLE
                                    PREFERRED STOCK        PREFERRED STOCK          PREFERRED STOCK         PREFERRED STOCK
                                 ---------------------   --------------------    ---------------------    -------------------
                                            REDEMPTION            LIQUIDATION              LIQUIDATION            LIQUIDATION
                                   SHARES      VALUE      SHARES     VALUE        SHARES      VALUE       SHARES      VALUE
                                 ---------  -----------   ------  -----------    -------   -----------    ------  -----------
Balance, September 30, 1997              -  $         -   55,556   $ 500,004     633,331   $7,599,972          -    $      -
 Issuance of Series B-1
  convertible preferred stock            -            -        -           -           -            -     42,000     504,000
 Issuance of Series C
  convertible preferred stock,
  net of issuance costs of
  $54,140                                -            -        -           -           -            -          -           -
 Issuance of restricted common
  stock                                  -            -        -           -           -            -          -           -
 Exercise of stock options               -            -        -           -           -            -          -           -
 Deferred compensation related
  to issuance of restricted
  common stock                           -            -        -           -           -            -          -           -
 Amortization of deferred
  compensation                           -            -        -           -           -            -          -           -
 Accretion of Series B
  convertible preferred stock
  dividends                              -            -        -           -           -      911,997          -           -
 Accretion of Series B-1
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -      33,600
 Accretion of Series C
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -           -
 Net loss                                -            -        -           -           -            -          -           -
                                 ---------    ---------   ------   ---------  ---------     ---------  ---------   ---------

Balance, September 30, 1998              -            -   55,556     500,004     633,331    8,511,969     42,000     537,600
 Issuance of Series C-1
  convertible preferred stock,
  net of issuance costs of
  $27,943                                -            -        -           -           -            -          -           -
 Exercise of stock options               -            -        -           -           -            -          -           -
 Amortization of deferred
  compensation                           -            -        -           -           -            -          -           -
 Accretion of Series B
  convertible preferred stock
  dividends                              -            -        -           -           -      607,998          -           -
 Accretion of Series B-1
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -      40,320
 Accretion of Series C
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -           -
 Accretion of Series C-1
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -           -
 Net loss                                -            -        -           -           -            -          -           -
                                 ---------    ---------   ------   ---------   ---------    ---------  ---------   ---------

Balance, September 30, 1999              -            -   55,556     500,004     633,331    9,119,967     42,000     577,920
 Issuance of Series D
  redeemable convertible
  preferred stock, net of
  issuance costs of $84,241      1,394,660   18,800,543        -           -           -            -          -           -
 Issuance of Series D
  redeemable convertible
  preferred stock to
  consultants in lieu of
  payment for services rendered     10,750      144,910        -           -           -            -          -           -
 Issuance of common stock to
  consultants in lieu of
  payment for services rendered          -            -        -           -           -            -          -           -
 Exercise of stock options               -            -        -           -           -            -          -           -
 Deferred compensation related
  to non-employee stock option
  grants                                 -            -        -           -           -            -          -           -
 Deferred compensation related
  to stock option grants                 -            -        -           -           -            -          -           -
 Amortization of deferred
  compensation                           -            -        -           -           -            -          -           -
 Accretion of Series B
  convertible preferred stock
  dividends                              -            -        -           -           -      607,998          -           -
 Accretion of Series B-1
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -      40,320
 Accretion of Series C
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -           -
 Accretion of Series C-1
  convertible preferred stock
  dividends                              -            -        -           -           -            -          -           -
 Accretion of Series D
  redeemable convertible
  preferred stock dividends              -    1,351,541        -           -           -            -          -           -
 Accretion of Series D
  redeemable convertible
  preferred stock redemption
  value                                  -    8,533,357        -           -           -            -          -           -
 Net loss                                -            -        -           -           -            -          -           -
                                 ---------  -----------   ------   ---------   ---------   ----------     ------   ---------
Balance, September 30, 2000      1,405,410  $28,830,351   55,556   $ 500,004     633,331   $9,727,965     42,000   $ 618,240
                                 =========  ===========   ======   =========   =========   ==========     ======   =========

The accompanying notes are an integral part of these financial statements.

GIGANET, INC.

Statements of Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit) (Continued)

                                                                    SERIES C-1
                                     SERIES C CONVERTIBLE          CONVERTIBLE            COMMON STOCK
                                        PREFERRED STOCK          PREFERRED STOCK      --------------------
                                     ---------------------     --------------------               $0.0025
                                               LIQUIDATION              LIQUIDATION                 PAR
                                      SHARES      VALUE        SHARES      VALUE       SHARES      VALUE
                                     --------  -----------     ------   -----------   ---------  ---------
Balance, September 30, 1997                 -   $       -           -            -    1,814,792    $4,537
 Issuance of Series B-1
  convertible preferred stock               -           -           -            -           -          -
 Issuance of Series C
  convertible preferred stock,
  net of issuance costs of
  $54,140                             195,840   4,700,160           -            -           -          -
 Issuance of restricted common
  stock                                     -           -           -            -      80,000        200
 Exercise of stock options                  -           -           -            -       2,400          6
 Deferred compensation related
  to issuance of restricted
  common stock                              -           -           -            -           -          -
 Amortization of deferred
  compensation                              -           -           -            -           -          -
 Accretion of Series B
  convertible preferred stock
  dividends                                 -           -           -            -           -          -
 Accretion of Series B-1
  convertible preferred stock
  dividends                                 -           -           -            -           -          -
 Accretion of Series C
  convertible preferred stock
  dividends                                 -      62,669           -            -           -          -
 Net loss                                   -           -           -            -           -          -
                                      -------   ---------   ---------    ---------   ---------  ---------

Balance, September 30, 1998           195,840   4,762,829           -            -   1,897,192      4,743
 Issuance of Series C-1
  convertible preferred stock,
  net of issuance costs of
  $27,943                                   -           -      97,105    2,330,520           -          -
 Exercise of stock options                  -           -           -            -     136,700        342
 Amortization of deferred
  compensation                              -           -           -            -           -          -
 Accretion of Series B
  convertible preferred stock
  dividends                                 -           -           -            -           -          -
 Accretion of Series B-1
  convertible preferred stock
  dividends                                 -           -           -            -           -          -
 Accretion of Series C
  convertible preferred stock
  dividends                                 -     376,013           -            -           -          -
 Accretion of Series C-1
  convertible preferred stock
  dividends                                 -           -           -      108,136           -          -
 Net loss                                   -           -           -            -           -          -
                                      -------   ---------   ---------    ---------   ---------  ---------

Balance, September 30, 1999           195,840   5,138,842      97,105    2,438,656   2,033,892      5,085
 Issuance of Series D
  redeemable convertible
  preferred stock, net of
  issuance costs of $84,241                 -           -           -            -           -          -
 Issuance of Series D
  redeemable convertible
  preferred stock to
  consultants in lieu of
  payment for services rendered             -           -           -            -           -          -
 Issuance of common stock to
  consultants in lieu of
  payment for services rendered             -           -           -            -      31,042         78
 Exercise of stock options                  -           -           -            -     152,266        380
 Deferred compensation related
  to non-employee stock option
  grants                                    -           -           -            -           -          -
 Deferred compensation related
  to stock option grants                    -           -           -            -           -          -
 Amortization of deferred
  compensation                              -           -           -            -           -          -
 Accretion of Series B
  convertible preferred stock
  dividends                                 -           -           -            -           -          -
 Accretion of Series B-1
  convertible preferred stock
  dividends                                 -           -           -            -           -          -
 Accretion of Series C
  convertible preferred stock
  dividends                                 -     376,013           -            -           -          -
 Accretion of Series C-1
  convertible preferred stock
  dividends                                 -           -           -      186,442           -          -
 Accretion of Series D
  redeemable convertible
  preferred stock dividends                 -           -           -            -           -          -
 Accretion of Series D
  redeemable convertible
  preferred stock redemption
  value                                     -           -           -            -           -          -
 Net loss                                   -           -           -            -           -          -
                                      -------  ----------      ------   ----------   ---------     ------
Balance, September 30, 2000           195,840  $5,514,855      97,105   $2,625,098   2,217,200     $5,543
                                      =======  ==========      ======   ==========   =========     ======

The accompanying notes are an integral part of these financial statements.

GIGANET, INC.

Statements of Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit) (Continued)

                                                                                            STOCK-
                                           ADDITIONAL     DEFERRED                          HOLDERS'
                                            PAID-IN        COMPEN-       ACCUMULATED        EQUITY
                                            CAPITAL        SATION          DEFICIT         (DEFICIT)
                                           ----------    -----------     -----------     ------------
Balance, September 30, 1997                $   85,884    $   (40,500)    $(3,029,591)    $  5,120,306
 Issuance of Series B-1
  convertible preferred stock                       -              -               -          504,000
 Issuance of Series C
  convertible preferred stock,
  net of issuance costs of
  $54,140                                     (54,140)             -               -        4,646,020
 Issuance of restricted common
  stock                                        53,800              -               -           54,000
 Exercise of stock options                      3,234              -               -            3,240
 Deferred compensation related
  to issuance of restricted
  common stock                                 54,000        (54,000)              -                -
 Amortization of deferred
  compensation                                      -         32,063               -           32,063
 Accretion of Series B
  convertible preferred stock
  dividends                                         -              -        (911,997)               -
 Accretion of Series B-1
  convertible preferred stock
  dividends                                         -              -         (33,600)               -
 Accretion of Series C
  convertible preferred stock
  dividends                                         -              -         (62,669)               -
 Net loss                                           -              -      (4,218,428)      (4,218,428)
                                           -----------     ---------     -----------     ------------

Balance, September 30, 1998                   142,778        (62,437)     (8,256,285)       6,141,201
 Issuance of Series C-1
  convertible preferred stock,
  net of issuance costs of
  $27,943                                     (27,943)             -               -        2,302,577
 Exercise of stock options                    177,627              -               -          177,969
 Amortization of deferred
  compensation                                      -         16,875               -           16,875
 Accretion of Series B
  convertible preferred stock
  dividends                                         -              -        (607,998)               -
 Accretion of Series B-1
  convertible preferred stock
  dividends                                         -              -         (40,320)               -
 Accretion of Series C
  convertible preferred stock
  dividends                                         -              -        (376,013)               -
 Accretion of Series C-1
  convertible preferred stock
  dividends                                         -              -        (108,136)               -
 Net loss                                           -              -      (8,129,086)      (8,129,086)
                                           ----------   ------------     -----------     ------------

Balance, September 30, 1999                   292,462        (45,562)    (17,517,838)         509,536
 Issuance of Series D
  redeemable convertible
  preferred stock, net of
  issuance costs of $84,241                   (84,241)             -               -          (84,241)
 Issuance of Series D
  redeemable convertible
  preferred stock to
  consultants in lieu of
  payment for services rendered                     -              -               -                -
 Issuance of common stock to
  consultants in lieu of
  payment for services rendered               139,922              -               -          140,000
 Exercise of stock options                    138,050              -               -          138,430
 Deferred compensation related
  to non-employee stock option
  grants                                      385,853       (385,853)              -                -
 Deferred compensation related
  to stock option grants                    6,648,555     (6,648,555)              -                -
 Amortization of deferred
  compensation                                      -        707,784               -          707,784
 Accretion of Series B
  convertible preferred stock
  dividends                                         -              -        (607,998)               -
 Accretion of Series B-1
  convertible preferred stock
  dividends                                         -              -         (40,320)               -
 Accretion of Series C
  convertible preferred stock
  dividends                                         -              -        (376,013)               -
 Accretion of Series C-1
  convertible preferred stock
  dividends                                         -              -        (186,442)               -
 Accretion of Series D
  redeemable convertible
  preferred stock dividends                         -              -      (1,351,541)      (1,351,541)
 Accretion of Series D
  redeemable convertible
  preferred stock redemption
  value                                             -              -      (8,533,357)      (8,533,357)
 Net loss                                           -              -     (15,765,888)     (15,765,888)
                                           ----------    -----------    ------------     ------------
Balance, September 30, 2000                $7,520,601    $(6,372,186)   $(44,379,397)    $(24,239,277)
                                           ==========    ===========    ============     ============

The accompanying notes are an integral part of these financial statements.

                                  SERIES D REDEEMABLE                                                         SERIES B-1
                                      CONVERTIBLE        SERIES A CONVERTIBLE     SERIES B CONVERTIBLE        CONVERTIBLE
                                    PREFERRED STOCK        PREFERRED STOCK          PREFERRED STOCK         PREFERRED STOCK
                                 ---------------------   --------------------    ---------------------    -------------------
                                            REDEMPTION            LIQUIDATION              LIQUIDATION            LIQUIDATION
                                   SHARES      VALUE      SHARES     VALUE        SHARES      VALUE       SHARES      VALUE
                                 ---------  -----------   ------  -----------    -------   -----------    ------  -----------
Balance, September 30, 2000      1,405,410  $28,830,351   55,556   $ 500,004     633,331   $9,727,965     42,000   $ 618,240
 Accretion of series D
  redeemable convertible
  preferred stock
  dividends (unaudited)                  -      377,860        -           -           -            -          -           -
 Accretion of series D
  redeemable convertible
  preferred stock
  redemption value
  (unaudited)                            -    2,414,082        -           -           -            -          -           -
 Accretion of series B
  convertible preferred
  stock dividends
  (unaudited)                            -            -        -           -           -      151,583          -           -
 Accretion of series B-1
  convertible preferred
  stock dividends
  (unaudited)                            -            -        -           -           -            -          -      10,052
 Accretion of series C
  convertible preferred
  stock dividends
  (unaudited)                            -            -        -           -           -            -          -           -
 Accretion of series C-1
  convertible preferred
  stock dividends
  (unaudited)                            -            -        -           -           -            -          -           -
 Exercise of stock
  options (unaudited)                    -            -        -           -           -            -          -           -
 Deferred compensation
  (unaudited)                            -            -        -           -           -            -          -           -
 Amortization of deferred
  compensation (unaudited)               -            -        -           -           -            -          -           -
 Issuance of Note
  Receivable in exchange
  for Restricted Stock
  (unaudited)                            -            -        -           -           -            -          -           -
 Net Loss (unaudited)                    -            -        -           -           -            -          -           -
                                 ---------  -----------   ------    --------     -------   ----------     ------   ---------
 Balance, December 31,
  2000 (unaudited)               1,405,410  $31,622,293   55,556    $500,004     633,331   $9,879,548     42,000   $ 628,292
                                 =========  ===========   ======    ========     =======   ==========     ======   =========

The accompanying notes are an integral part of these financial statements.

                                                                    SERIES C-1
                                     SERIES C CONVERTIBLE          CONVERTIBLE            COMMON STOCK
                                        PREFERRED STOCK          PREFERRED STOCK      --------------------
                                     ---------------------     --------------------               $0.0025
                                               LIQUIDATION              LIQUIDATION                 PAR
                                      SHARES      VALUE        SHARES      VALUE       SHARES      VALUE
                                     --------  -----------     ------   -----------   ---------  ---------
Balance, September 30, 2000           195,840  $5,514,855      97,105   $2,625,098   2,217,200     $5,543
 Accretion of series D
  redeemable convertible
  preferred stock
  dividends (unaudited)                     -           -           -            -           -          -
 Accretion of series D
  redeemable convertible
  preferred stock
  redemption value
  (unaudited)                               -           -           -            -           -          -
 Accretion of series B
  convertible preferred
  stock dividends
  (unaudited)                               -           -           -            -           -          -
 Accretion of series B-1
  convertible preferred
  stock dividends
  (unaudited)                               -           -           -            -           -          -
 Accretion of series C
  convertible preferred
  stock dividends
  (unaudited)                               -      93,746           -            -           -          -
 Accretion of series C-1
  convertible preferred
  stock dividends
  (unaudited)                               -           -           -       46,483           -          -
 Exercise of stock
  options (unaudited)                       -           -           -            -     226,657        567
 Deferred compensation
  (unaudited)                               -           -           -            -           -          -
 Amortization of deferred
  compensation (unaudited)                  -           -           -            -           -          -
 Issuance of Note
  Receivable in exchange
  for Restricted Stock
  (unaudited)                               -           -           -            -     785,837      1,965
 Net Loss (unaudited)                       -           -           -            -           -          -
                                      -------  ----------      ------   ----------   ---------     ------
 Balance, December 31,
  2000 (unaudited)                    195,840  $5,608,601      97,105   $2,671,581   3,229,694     $8,075
                                      =======  ==========      ======   ==========   =========     ======

The accompanying notes are an integral part of these financial statements.

                                                                                                             STOCK-
                                           ADDITIONAL     DEFERRED                                           HOLDERS'
                                            PAID-IN        COMPEN-          NOTE          ACCUMULATED        EQUITY
                                            CAPITAL        SATION        RECEIVABLE         DEFICIT         (DEFICIT)
                                          -----------   ------------    ------------     ------------      ------------
Balance, September 30, 2000               $ 7,520,601   $ (6,372,186)    $         -     $(44,379,397)     $(24,239,277)
 Accretion of series D
  redeemable convertible
  preferred stock
  dividends (unaudited)                             -              -               -         (377,860)         (377,860)
 Accretion of series D
  redeemable convertible
  preferred stock
  redemption value
  (unaudited)                                       -              -               -       (2,414,082)       (2,414,082)
 Accretion of series B
  convertible preferred
  stock dividends
  (unaudited)                                       -              -               -         (151,583)                -
 Accretion of series B-1
  convertible preferred
  stock dividends
  (unaudited)                                       -              -               -          (10,052)                -
 Accretion of series C
  convertible preferred
  stock dividends
  (unaudited)                                       -              -               -          (93,746)                -
 Accretion of series C-1
  convertible preferred
  stock dividends
  (unaudited)                                       -              -               -          (46,483)                -
 Exercise of stock
  options (unaudited)                         284,125              -               -                -           284,692
 Deferred compensation
  (unaudited)                              12,866,225    (12,866,225)              -                -                 -
 Amortization of deferred
  compensation (unaudited)                          -      1,506,228               -                -         1,506,228
 Issuance of Note
  Receivable in exchange
  for Restricted Stock
  (unaudited)                               1,218,179              -      (1,114,574)               -           105,570
 Net Loss (unaudited)                               -              -               -      (11,009,221)      (11,009,221)
                                          -----------   ------------     -----------     ------------      ------------
 Balance, December 31, 2000
  (unaudited)                             $21,889,130   $(17,732,183)    $(1,114,574)    $(58,482,424)     $(36,143,950)
                                          ===========   ============     ===========     ============      ============

The accompanying notes are an integral part of these financial statements.

GIGANET, INC.

Statements of Cash Flow

                                                      THREE MONTHS ENDED
                                                         DECEMBER 31,                     YEAR ENDED SEPTEMBER 30,
                                                 ----------------------------    ------------------------------------------
                                                     2000             1999           2000            1999           1998
                                                 ------------    ------------    ------------    -----------    -----------
                                                           (Unaudited)
Cash Flows from Operating Activities:
   Net loss                                       (11,009,221)   $ (2,351,397)   $(15,765,888)   $(8,129,086)   $(4,218,428)
   Adjustments to reconcile net loss to net
     cash used in operating activities-
     Depreciation and amortization                    230,370         111,797         558,163        323,563        238,777
     Compensation expense related to stock
       options                                      1,506,228         179,995         707,784         16,875         32,063
     Issuance of preferred stock to
       consultants for services                            --              --         144,910             --             --
     Issuance of common stock to consultants
       for services                                        --              --         140,000             --             --
     Loss on disposal of fixed assets                 148,314              --              --             --             --
     Changes in assets and liabilities-
       Accounts receivable                           (137,869)       (297,980)       (776,019)      (198,234)      (224,258)
       Inventories                                    178,986        (175,748)       (906,669)       (24,621)      (200,392)
       Prepaid expenses and other current
         assets                                      (949,671)         15,395        (512,970)       (36,515)       (18,539)
       Accounts payable                               797,003        (272,797)      1,264,122        348,121        298,523
       Accrued expenses                             1,131,332         344,596         329,695        892,894         65,665
       Deferred revenue                                56,158          (2,047)        621,489        228,368             --
                                                 ------------    ------------    ------------    -----------    -----------
         Net cash used in operating activities     (8,048,370)     (2,448,186)    (14,195,383)    (6,578,635)    (4,026,589)
                                                 ------------    ------------    ------------    -----------    -----------

Cash Flows from Investing Activities:
   Purchase of property and equipment              (2,538,339)       (332,558)     (1,961,825)      (544,571)      (216,982)
                                                 ------------    ------------    ------------    -----------    -----------

         Net cash used in investing activities     (2,538,339)       (332,558)     (1,961,825)      (544,571)      (216,982)
                                                 ------------    ------------    ------------    -----------    -----------

Cash Flows from Financing Activities:
   Net proceeds from issuance of preferred
     stock                                                 --      18,796,029      18,716,302      2,302,577      5,150,020
   Proceeds from exercise of stock options            284,692          26,000         138,430        177,969          3,240
   Proceeds from issuance of restricted
     common stock                                          --              --              --             --         54,000
   Repayments of obligations under capital
     leases                                            (3,477)         (1,440)        (18,214)        (2,208)            --
   Proceeds from note payable                      25,000,000              --              --             --             --
   Repayment of note receivable                       105,570              --              --             --             --
                                                 ------------    ------------    ------------    -----------    -----------
   Net cash provided by financing activities       25,386,785      18,820,589      18,836,518      2,478,338      5,207,260
                                                 ------------    ------------    ------------    -----------    -----------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                      14,800,076      16,039,845       2,679,310     (4,644,868)       963,689

Cash and Cash Equivalents, beginning
  of period                                         3,809,944       1,130,634       1,130,634      5,775,502      4,811,813
                                                 ------------    ------------    ------------    -----------    -----------

Cash and Cash Equivalents, end of period         $ 18,610,020      17,170,479    $  3,809,944    $ 1,130,634    $ 5,775,502
                                                 ============    ============    ============    ===========    ===========
Supplemental Disclosure of Cash Flow
  Information:
   Cash paid during the year for interest        $         --    $         --    $      3,725    $       949    $        --
                                                 ============    ============    ============    ===========    ===========

Supplemental Disclosure of Noncash Investing
  and Financing Activities:
    Issuance of note receivable in exchange
      for restricted stock                       $  1,114,574    $         --    $         --    $        --    $        --
                                                 ============    ============    ============    ===========    ===========
   Property and equipment acquired under
     capital leases entered for new
     equipment and software                      $         --    $         --    $     51,340    $    35,417    $        --
                                                 ============    ============    ============    ===========    ===========
   Accretion of Series B convertible
     preferred stock dividends                   $    151,583    $    153,249    $    607,998    $   607,998    $   911,997
                                                 ============    ============    ============    ===========    ===========
   Accretion of Series B-1 convertible
     preferred stock dividends                   $     10,052    $     10,163    $     40,320    $    40,320    $    33,600
                                                 ============    ============    ============    ===========    ===========
   Accretion of Series C convertible
     preferred stock dividends                   $     93,746    $     94,776    $    376,013    $   376,013    $    62,669
                                                 ============    ============    ============    ===========    ===========
   Accretion of Series C-1 convertible
     preferred stock dividends                   $     46,483    $     46,934    $    186,442    $   108,136    $        --
                                                 ============    ============    ============    ===========    ===========
   Accretion of Series D redeemable
     convertible preferred stock dividends       $    377,860    $    220,072    $  1,351,541    $        --    $        --
                                                 ============    ============    ============    ===========    ===========
   Accretion of Series D redeemable
     convertible preferred stock redemption
     value                                       $  2,414,082    $  1,239,090    $  8,533,357    $        --    $        --
                                                 ============    ============    ============    ===========    ===========

The accompanying notes are an integral part of these financial statements.

GIGANET, INC.

Notes to Financial Statements (including data applicable to unaudited periods)

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Giganet, Inc. (the Company) was incorporated in Massachusetts on May 19, 1994. The Company develops server farm networking technology that enables multiple Intel architecture servers to communicate with each other at extremely high speeds with very low CPU overhead.

The Company is subject to a number of risks associated with emerging, technology-oriented companies. Principal among these are the risks associated with developing and marketing the Company's services and products, the need to obtain adequate additional financing to fund future operations and competition from larger companies. The Company is pursuing a variety of marketing and sales strategies and hiring additional personnel.

The accompanying financial statements reflect the application of certain significant accounting policies as described below and elsewhere in the accompanying financial statements and notes.

     (A) UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying balance sheet as of December 31, 2000, the statements of operations and cash flows for the three months ended December 31, 2000 and 1999 and the statement of redeemable convertible preferred stock and stockholders' equity (deficit) for the three months ended December 31, 2000 are unaudited. In the opinion of management, these statements include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of these interim periods. The results of operations for the three months ended December 31, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year. The data disclosed in the notes to financial statements for these periods are unaudited.

     (B) USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (C) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2000 and 1999, cash and cash equivalents consisted of high-yield money market accounts. As of December 31, 2000 (unaudited), cash and cash equivalents consisted of high-yield money market accounts.

     (D) INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                        SEPTEMBER 30,
                                  DECEMBER 31,    ------------------------
                                      2000            2000          1999
                                  ------------    ----------      --------
                                  (UNAUDITED)
            Raw materials         $  596,612      $  416,144      $ 71,875
            Work-in-progress          86,137         344,095            --
            Finished goods           269,947         371,443       153,138
                                  ----------      ----------      --------
                                  $  952,696      $1,131,682      $225,013
                                  ==========      ==========      ========

     (E) DEPRECIATION

     The Company provides for depreciation using the straight-line method and charges to operations amounts estimated to allocate the cost of the assets over their useful lives as follows:

                                                ESTIMATED
               ASSET CLASSIFICATION            USEFUL LIFE
               --------------------            -----------
         Computer equipment and software       3-5 years
         Office furniture and fixtures         7 years
         Leasehold improvements                Life of lease

     (F) REVENUE RECOGNITION

     The Company recognizes revenue from product sales upon product shipment provided that there are no uncertainties regarding acceptance, there is persuasive evidence of an arrangement, the sales price is fixed or determinable and collection of the related accounts receivable is probable. If there are uncertainties regarding customer acceptance, revenue is deferred until the uncertainties are resolved. The Company's products incorporate software that is more than incidental to the related hardware and, accordingly, the Company recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition. Except in limited customer arrangements, the Company has no obligations to provide any enhancements or upgrades to the software shipped with its products. In those limited arrangements, all revenue is being recorded ratably over the estimated service period. Revenue from installation and training services is recognized as the services are provided. Warranty costs are estimated and recorded by the Company at the time of product revenue recognition. Deferred revenue represents amounts collected prior to satisfying the above revenue recognition criteria.

     Cost of revenues consists of the cost of products, software, maintenance support personnel costs and consulting and support personnel salaries and related costs.

     (G) NET LOSS PER SHARE

     Basic and diluted net loss per share are presented in conformity with Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share, for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per common share was determined by dividing net loss available for common stockholders by the weighted average common shares outstanding during the period, less shares subject to repurchase. Basic and diluted net loss per share are the same because all outstanding common stock options and warrants have been excluded, as they are considered antidilutive. Options to purchase a total of 3,714,458, 1,690,409 and 770,160 common shares have been excluded from the computations of diluted weighted average shares outstanding for the fiscal years ended September 30, 2000, 1999 and 1998, respectively. Additionally, options to purchase a total of 3,048,880 and 2,098,562 (unaudited) common shares have been excluded from the computations of diluted weighted average shares outstanding for the three months ended December 31, 2000 and 1999, respectively. Shares of common stock issuable upon the conversion of outstanding shares of convertible preferred stock have also been excluded for all periods presented.

     (H) RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, the Company has evaluated the establishment of technological feasibility of its various products during the development phase. Due to the dynamic changes in the market, the Company has concluded that it cannot determine technological feasibility until a fully functional working model is complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. In addition, the Company believes that the estimated useful life of any potential product is uncertain due to the rapid technological changes in the industry. Therefore, the Company charges all research and development expenses to operations in the period incurred.

     (I) CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains its cash investments in high credit financial institutions. Two customers accounted for 58% and 13% (unaudited) of revenue during the three months ended December 31, 2000. Three customers accounted for 35%, 25% and 10% (unaudited) of revenue during the three months ended December 31, 1999. One customer accounted for 41% of revenue during the year ended September 30, 2000. Three customers accounted for 17%, 13% and 11% of revenue during the year ended September 30, 1999. Two customers accounted for 24% and 20% of revenue during the year ended September 30, 1998. Two customers accounted for 59% and 12% (unaudited) of accounts receivable as of December 31, 2000. One customer accounted for 28% (unaudited) of accounts receivable as of December 31, 1999. Two customers accounted for 34% and 12% of accounts receivable for the year ended September 30, 2000. One customer accounted for 38% of accounts receivable for the year ended September 30, 1999.

     (J) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist mainly of cash and cash equivalents and accounts payable. The carrying amounts of the Company's financial instruments approximate fair value.

     (K) COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances involving nonowner sources. The Company does not have any items of comprehensive income (loss) other than its reported net loss.

     (L) STOCK-BASED COMPENSATION

     The Company uses the intrinsic value-based method of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, to account for all of its employee stock-based compensation plans and uses the fair value method to account for all nonemployee stock-based compensation.

     (M) NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Company will be required to adopt SFAS No. 133, as amended by SFAS No. 137, for its fiscal year ending September 30, 2001. However, because the Company currently does not utilize derivative financial instruments, the Company does not believe the impact of SFAS No. 133 will be material to its financial position, results of operations, or cash flows.

     In December 1999, the Securities and Exchange Commission (SEC) released Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. This bulletin summarizes some views of the staff on applying accounting principles generally accepted in the United States to revenue recognition in financial statements. The Company believes that its current revenue recognition policy complies with SAB No. 101.

     In March 2000, the FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion No. 25. This interpretation clarifies the application of APB Opinion No. 25 in certain situations, as defined. The interpretation is effective July 1, 2000, but covers certain events occurring during the period after December 15, 1998 but before the effective date. Accordingly, upon initial application of the final interpretation, (i) no adjustments would be made to the financial statements for periods before the effective date and (ii) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The Company expects that the adoption of this interpretation would not have any effect on the accompanying financial statements.

(2) ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                             SEPTEMBER 30,
                                    DECEMBER 31,      ---------------------------
                                       2000              2000              1999
                                    ------------      ----------       ----------
                                    (UNAUDITED)
Inventory received not billed       $  434,473        $        -       $        -
Payroll and payroll-related            401,112           731,968          487,917
Professional fees                    1,139,085           314,882          170,000
Warranty costs                         219,967           219,967           20,000
Project engineering costs                    -                 -          150,000
Accrued Interest                       310,069                 -                -
Other                                   41,228           147,785          256,990
                                    ----------        ----------       ----------
                                    $2,545,934        $1,414,602       $1,084,907
                                    ==========        ==========       ==========

(3) INCOME TAXES

The Company applies SFAS No. 109, Accounting for Income Taxes, which requires the Company to recognize deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS No. 109 requires deferred tax assets and liabilities to be adjusted when the tax rates or other provisions of the income tax laws change.

At September 30, 2000, the Company has net operating loss carryforwards of approximately $28,909,000 and research credit carryforwards of approximately $523,000 that expire through 2020. The U.S. Tax Reform Act of 1986 (the Act) contains provisions that may limit the Company's net operating loss and credit carryforwards available to be used in any given year in the event of significant changes in the ownership interests of significant stockholders. The Company has completed several financings since its inception and believes that it may have incurred such an ownership change, as defined by Section 382 of the Internal Revenue Code.

The Company has deferred tax assets and valuation allowance as of September 30, 2000 and 1999 as follows:

                                              2000            1999
                                          ------------    -----------
Net operating loss carryforward           $ 11,564,000    $ 5,085,000
Research credit carryforwards                  523,000        358,000
                                           -----------     ----------
                                            12,087,000      5,443,000

Valuation allowance                        (12,087,000)    (5,443,000)
                                          ------------    -----------
         Net deferred tax asset           $          -    $         -
                                          ============    ===========

SFAS No. 109 requires that a valuation allowance be recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, since the Company cannot be assured of realizing these assets, a full valuation allowance has been provided.

(4) REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

     (A) STOCK SPLIT

     On July 22, 1998, the Company's Board of Directors voted to authorize, and the stockholders approved, a four-for-one split of its common stock and a change in the par value from $0.01 per share to $0.0025 per share. Share quantities and related per-share amounts have been retroactively restated to reflect the stock split.

     (B) AUTHORIZED CAPITAL

     As of September 30, 2000, the Company has authorized capital stock, which consists of 20,000,000 shares of common stock, $0.0025 par value per share, and 3,000,000 shares of preferred stock, $0.01 par value. The authorized shares of preferred stock have been designated as follows: 55,556 shares of Series A convertible preferred stock (Series A), 633,331 shares of Series B convertible preferred stock (Series B), 42,000 shares of Series B-1 convertible preferred stock (Series B-1), 291,667 shares of Series C convertible preferred stock (Series C), 97,105 shares of Series C-1 convertible preferred stock (Series C-1) and 1,617,211 shares of Series D redeemable convertible preferred stock (Series D) (collectively, the Preferred Stock). The remaining shares remain undesignated.

     (C) CONVERTIBLE PREFERRED STOCK

     On November 8, 1999, the Company sold 1,394,660 shares of the Series D at a price per share equal to $13.48 for net proceeds of $18,716,302. In July 2000, the Company issued 10,750 shares of the Series D in exchange for consulting services. The Company has recorded $144,910 as research and development expense in the accompanying statement of operations related to this issuance based on a price per share equal to $13.48.

     The rights and preferences of the Preferred Stock are as follows:

          CONVERSION

          Each share of Series C and Series C-1 is convertible at the option of the holder into 7.78 shares of common stock; each share of Series B and Series B-1 is convertible at the option of the holder into 4.24 shares of common stock and each share of Series D is convertible at the option of the holder into 4.24 shares of common stock, subject to adjustments for dilutive issuances of stock, as defined. Each share of Series A is convertible at the option of the holder into four shares of common stock. The conversion becomes automatic for Series A, Series B, Series B-1, Series C and Series C-1 upon the closing of an initial public offering in which not less than $15,000,000 of gross proceeds shall be received by the Company, at a price per share for common stock of at least $12.00. The conversion becomes automatic for Series D when total gross process are at least $25,000,000 and the price per share for common stock is $13.48.

          DIVIDENDS

          Holders of Series A are entitled to receive noncumulative dividends, if and when declared, at the annual dividend rate as declared by the Company.

          Holders of Series B, Series B-1, Series C, Series C-1 and Series D are entitled to annual dividends of 8% of the liquidation value of the outstanding preferred stock. Such dividends shall accrue and be cumulative from the issue date whether or not declared. Upon the optional or automatic conversion of the Preferred Stock, the holders of the Series B, Series B-1, Series C, Series C-1 and Series D waive their rights to receive all accrued dividends.

          VOTING

          Each share of Preferred Stock shall entitle its holder to the number of votes per share equal to the number of shares of common stock into which each share of Preferred Stock is then convertible.

          LIQUIDATION

          Upon the liquidation, dissolution or winding-up of the Company, holders of Series D will be entitled to receive, before any distribution or payment is made on the Series A Series B, Series B-1, Series C or Series C-1 and common stock, an amount equal to $13.48 per share plus all accrued dividends. The holders of Series C and Series C-1 will be entitled to receive, before any distribution or payment is made on the Series A, Series B or Series B-1 and the common stock, an amount equal to $24.00 per share plus all accrued dividends. The holders of Series B and Series B-1 will be entitled to receive, before any distribution or payment is made on the Series A and the common stock, an amount equal to $12.00 per share plus all accrued dividends. The holders of Series A will be entitled to receive, before any distribution or payment is made on the common stock, an amount equal to $9.00 per share plus all declared but unpaid dividends.

          The liquidation preferences for Series C and Series C-1, Series B and Series B-1 also provide that, after the distributions described above, the remaining assets, if any, shall be distributed in the following manner: (i) the holders of Series C and Series C-1 shall be entitled to an additional distribution up to $6.54 per share, if a liquidation event, as defined, occurs after July 7, 2000 and (ii) the holders of Series B and Series B-1 shall be entitled to an additional distribution up to $6.00 per share, if a liquidation event, as defined, occurs after January 31, 1999. The formula providing for such additional liquidation preferences also provides for the Series D, Series A and common stock to participate in such distributions based on the relative proportion of the common stock to the Series C, Series C-1, Series B and Series B-1 only. Following these additional distributions to the preferred shareholders and common stock, all remaining assets available for distribution are to be distributed pro rata to the Series D and common stock shareholders, on an as-converted basis.

          REDEMPTION

          At any time after November 8, 2002, upon receipt of a written request from the holders of a majority of the then outstanding Series D, the Company shall redeem the Series D according to the following schedule:

                    On or after November 8, 2002            33.33%
                    On or after November 8, 2003            50.00%
                    On or after November 8, 2004           100.00%

          The redemption price is equal to $40.44 per share plus all accrued dividends. As of September 30, 2000, the aggregate Series D redemption value is equal to approximately $28.8 million.

     (D) STOCK OPTIONS

     The Company has a stock option plan (the Plan) that provides for the grant of incentive or nonqualified stock options for the purchase of common stock for up to 4,263,771 shares to employees, directors and consultants. The Plan is administered by the board of directors, which determines the terms of options including the exercise price, expiration date (no longer than 10 years), number of shares and vesting provisions. At September 30, 2000, 226,905 shares remain available for future grants.

     In connection with stock option grants to employees and nonemployees during the fiscal year ended September 30, 2000, the Company recorded deferred compensation of $7,034,408, which represents the aggregate difference between the option exercise price and the deemed fair market value of the common stock determined for financial reporting purposes for grants to employees and the fair value of the options for the nonemployees. Under Emerging Issues Task Force (EITF) 96-18, the fair value of the nonemployee options will be marked to market over the vesting term of the stock options and warrants. The deferred compensation will be recognized as an expense over the vesting period of the underlying stock options and warrants. The Company recorded stock-based compensation expense of $707,784 in the fiscal year ended September 30, 2000, related to these options.

     A summary of activity of the Plan is as follows:

                                                                           WEIGHTED
                                                                           AVERAGE
                                               NUMBER OF      EXERCISE     EXERCISE
                                                 SHARES     PRICE RANGE      PRICE
                                              ---------    ------------    ---------
         Outstanding, September 30, 1997        435,540    $ 0.68-1.35       $1.07
              Granted                           350,620      1.35-2.00        1.37
              Exercised                          (2,400)          1.35        1.35
              Canceled                          (13,600)          1.35        1.35
                                              ---------

         Outstanding, September 30, 1998        770,160      0.68-2.00        1.20
              Granted                         1,285,909      0.65-2.00        1.97
              Exercised                        (136,700)     0.68-2.00        1.30
              Canceled                         (228,960)     1.35-2.00        1.70
                                              ---------

         Outstanding, September 30, 1999      1,690,409      0.68-2.00        1.71
              Granted                         2,421,643           0.65        0.65
              Exercised                        (152,266)     0.65-2.00        0.91
              Canceled                         (245,328)     0.65-2.00        1.34
                                              ---------   ------------       -----
         Outstanding, September 30, 2000      3,714,458   $  0.65-2.00       $1.08
                                              =========   ============       =====

         Exercisable, September 30, 1998        314,230   $  0.68-1.35       $1.10
                                              =========   ============       =====

         Exercisable, September 30, 1999        465,895   $  0.68-2.00       $1.58
                                              =========   ============       =====

         Exercisable, September 30, 2000        871,382   $  0.65-2.00       $1.38
                                              =========   ============       =====

     The following table summarizes information relating to currently outstanding and exercisable stock options as of September 30, 2000:

                                           OPTIONS OUTSTANDING
                             -----------------------------------------------
                                                WEIGHTED                              OPTIONS EXERCISABLE
                                                AVERAGE                        ---------------------------------
                                               REMAINING         WEIGHTED                            WEIGHTED
                             NUMBER OF        CONTRACTUAL         AVERAGE                            AVERAGE
          EXERCISE PRICE       SHARES       LIFE (IN YEARS)   EXERCISE PRICE   NUMBER OF SHARES   EXERCISE PRICE
          --------------     ---------      ---------------   --------------   ----------------   --------------
              $0.65          2,287,471             9.6              $0.65          274,675             $0.65
               0.68             18,000             6.8               0.68           11,100              0.68
               1.35            364,160             6.5               1.35          251,964              1.35
               2.00          1,044,827             8.5               2.00          333,643              2.00
                             ---------             ---              -----          -------             -----
                             3,714,458             9.0              $1.08          871,382             $1.38
                             =========             ===              =====          =======             =====

     SFAS No. 123, Accounting for Stock-Based Compensation, establishes a fair value based method of accounting for stock-based compensation plans. The Company has determined that it will continue to account for stock-based compensation for employees under APB Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123.

     The Company has computed the pro forma disclosures required under SFAS No. 123 for stock options granted during 2000, 1999 and 1998 using the Black-Scholes option pricing model prescribed by SFAS No. 123, using the following assumptions:

                                              2000              1999             1998
                                           ---------         ---------        ---------
            Risk-free interest rate        5.93-6.69%        4.66-5.68%       5.36-5.93%
            Expected dividend yield             -                -                 -
            Expected lives                   7 years          7 years           7 years
            Expected volatility                84%               -                 -
            Weighted average fair
            value of options granted          $3.15            $0.45             $0.47

     If compensation cost had been determined for stock and option grants to employees based on the provisions of SFAS No. 123, the Company's net loss and net loss per share for the years ended September 30, 2000, 1999 and 1998 would have increased to the pro forma amounts indicated below:

                                                 2000              1999             1998
                                            ------------      -----------       -----------
         Net loss applicable to common
           stockholders:
              As reported                   $(26,861,559)     $(9,261,553)      $(5,226,694)
              Pro forma                      (27,226,355)      (9,358,884)       (5,292,831)
         Basic and diluted net loss
           per share:
             As reported                    $     (12.98)     $     (4.77)      $     (2.87)
             Pro forma                            (13.16)           (4.82)            (2.91)

     (E) ISSUANCE OF COMMON STOCK FOR SERVICES

     In September 2000, the Company issued 31,042 shares of common stock in exchange for consulting services. The Company has recorded $140,000 as selling, general and administrative expense in the accompanying statement of operations related to this issuance as determined by the Black-Scholes pricing model.

     (F) COMMON STOCK WARRANTS

     In connection with the Series B financing in 1997, the Company issued warrants to a lender to purchase an aggregate of 133,332 shares of common stock at an initial exercise price of $2.25 per share. No value has been allocated to these warrants pursuant to a calculation using the Black-Scholes option pricing model. The warrants are exercisable until August 2002 and include certain antidilution provisions and provide holders the right to participate in all stock or asset dividends, excluding cash, paid on the Company's common stock upon exercise of the warrants.

     (G) ISSUANCE OF RESTRICTED COMMON STOCK

     In December 1997, the Company issued 80,000 shares of the Company's common stock to two members of the Board or Directors for $0.68 per share. The shares vest ratably over 16 quarters, beginning October 15, 1997 and December 1, 1997, respectively. The Company recorded deferred compensation of $54,000 upon the issuance of the stock, the difference between the fair market value and purchase price of the stock, on the date of issuance. The Company is amortizing the deferred compensation over the vesting period of the stock.

     (H) ISSUANCE OF RESTRICTED COMMON STOCK (UNAUDITED)

     In October, 2000, the Company issued 180,000 shares (unaudited) of restricted common stock to the Company's chief executive officer. These shares were issued at a purchase price of $0.65 per share (unaudited), and vest on a monthly basis over a four year period. The Company also accelerated 285,590 (unaudited) stock options in exchange for 285,590 shares of restricted common stock, subject to reverse-vesting. These restricted shares have the same vesting period as the exchanged unvested stock options. In connection with the issuances of the restricted shares, the Company issued a note receivable for $1,220,144, of which $105,570 was subsequently repaid (unaudited).

(5) COMMITMENTS

LEASE

The Company leases its office facilities under long-term operating lease arrangements that extend through January 2006. The approximate future minimum payments under these leases are as follows:

               Years ending September 30,
                       2001                              $1,170,900
                       2002                               1,154,600
                       2003                               1,159,200
                       2004                               1,164,000
                       2005                               1,169,100
                       Thereafter                         1,071,400
                                                         ----------
                                                         $6,889,200
                                                         ==========

Rent expense, included in the accompanying statements of operations, for the years ended September 30, 2000 and 1999 was approximately $299,000 and $100,000, respectively.

(6) EMPLOYEE BENEFIT PLAN

The Company has a qualified defined-contribution plan, the Giganet, Inc. 401(k) Plan (the 401(k) Plan), covering substantially all employees of the Company, pursuant to which employees may defer up to 15% of their salary, subject to certain limitations. Under the 401(k) Plan, the Company may make discretionary contributions on behalf of participants. The Company made no contributions for the years ended September 30, 2000 and 1999.

(7) RELATED PARTY TRANSACTION

The Company executed a License and Development Agreement (the License) with Acadia Trust (the Trust) dated August 15, 2000, pursuant to which the Corporation provides the Trust with the exclusive right to sublicense the Company's intellectual property, defined to include all of the Company's existing patents and patent applications and any patents and patent applications that may be developed by the Trust on behalf of the Company in the future, to third parties for use to develop and produce their own products, subject to certain retained rights by the Company. The Company retains certain reserved rights to use and sublicense its intellectual property in specified fields of use. In consideration for the License, the Company will receive a portion of the net sub-licensing revenues generated by the Trust. As of September 30, 2000, there have been no revenues generated by the Trust. The purpose of the licensing arrangement is to allow the Corporation to fully exploit the value of its intellectual property through sublicensing by a separate entity, allowing the Corporation to focus on the development and sale of its computer networking products. The Trust is managed by a Massachusetts, limited-liability company that is operated by stockholders of the Company. The term of the License is 10 years.

(8) VALUATION AND QUALIFYING ACCOUNTS

A rollforward of the Company's allowance for doubtful accounts is as follows:

                                       BALANCE AT                             BALANCE
                                      BEGINNING OF                            AT END
                                         PERIOD     ADDITIONS   DEDUCTIONS   OF PERIOD
                                      ------------  ---------   ----------   ---------
Year ended September 30, 1998           $     -     $ 25,000     $      -     $25,000
                                        =======     ========     ========     =======

Year ended September 30, 1999           $25,000     $      -     $      -     $25,000
                                        =======     ========     ========     =======

Year ended September 30, 2000           $25,000     $ 70,000     $      -     $95,000
                                        =======     ========     ========     =======
Three months ended December 31, 2000    $95,000     $101,000     $101,000     $95,000
                                        =======     ========     ========     =======

(9) SEGMENT AND GEOGRAPHIC INFORMATION

The Company has adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. To date, the Company has viewed its operations and manages its business as principally one segment. As a result, the financial information disclosed herein represents all of the material financial information related to the Company's principal operating segment.

The following table represents the percentage of revenue derived from individual countries:

                                      YEAR ENDED SEPTEMBER 30,
                                  ------------------------------
                                  2000        1999         1998
                                  -----      -----        ------
             United States        94.6%       79.7%       100.0%
             Malaysia                -        19.4            -
             Other                 5.4         0.9            -
                                  ----        ----         ----
                                   100%        100%         100%
                                  ====        ====         ====

(10) SUBSEQUENT EVENTS

     (A) CONVERTIBLE NOTE ISSUANCE

     On November 14, 2000, the Company issued a convertible promissory note in the principal amount of $25 million to Emulex Corporation (Emulex), pursuant to a letter of intent related to the planned acquisition of the Company by Emulex. The principal and interest, at a rate of 9.5%, is due on November 15, 2001. At the option of the Company, upon written notice at any time prior to November 15, 2001, all or any portion of the outstanding balance of principal and accrued but unpaid interest shall be converted into Series E convertible preferred stock (Series E). If any principal or interest remains outstanding on November 15, 2001, the entire outstanding amount shall be automatically converted into shares of Series E. The conversion price is equal to $8.53 per share.

     (B) CONVERTIBLE NOTE ISSUANCE (UNAUDITED)

     On February 28, 2001, the promissory note and related accrued interest were converted into approximately 1.8 million shares of common stock.

     (C) TERMINATION OF INVESTMENT BANKING SERVICES

     On December 1, 2000, the Company agreed to pay its investment banking service provider approximately $1 million in return for termination of an engagement letter previously open.

     (D) ACQUISITION OF COMPANY

     On December 7, 2000, the Company entered into an Agreement and Plan of Merger with Emulex, pursuant to which all of the issued and outstanding stock of the Company will be converted into shares of common stock of Emulex, according to an exchange ratio, as defined. In addition, each outstanding option to purchase shares of common stock of the Company will become an option to purchase shares of common stock of Emulex, according to an exchange ratio, as defined. An aggregate of 8,000,000 shares of common stock of Emulex will be issued or issuable to the Company's stockholders and option holders in connection with the merger.

     (E) COMPLETION OF MERGER (UNAUDITED)

     On March 1, 2001, Emulex completed the acquisition of Giganet pursuant to the terms of the Agreement and Plan of Merger.

(b) Pro Forma Financial Information


     (i) Emulex Corporation

          (A)  Unaudited Pro Forma Combined Balance Sheet as of December 31,
               2000

          (B) Unaudited Pro Forma Combined Statements of Operations for the year ended July 2, 2000 and for the six months ended December 31, 2000

          (C)  Notes to Pro Forma Combined Data

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Financial Information is based on the historical financial Statements of Emulex and Giganet and has been prepared to illustrate the effect of the merger. The Unaudited Pro Forma Combined Financial Information has been prepared using the purchase method of accounting.

     The Unaudited Pro Forma Combined Balance Sheet at December 31, 2000 gives effect to the merger and the related transactions as if they had occurred on December 31, 2000, and was prepared based upon Emulex's consolidated balance sheet as of December 31, 2000 and Giganet's balance sheet as of December 31, 2000.

     The Unaudited Pro Forma Combined Statements of Operations for the year ended July 2, 2000 and the six months ended December 31, 2000 give effect to the merger as of June 28, 1999. The Unaudited Pro Forma Combined Statement of Operations for the year ended July 2, 2000 was prepared based upon the consolidated Statement of Operations of Emulex for the fiscal year ended July 2, 2000 and the Statement of Operations of Giganet for the fiscal year ended September 30, 2000. The Unaudited Pro Forma Combined Statement of Operations for the six-months ended December 31, 2000 was prepared based upon the consolidated Statement of Operations of Emulex for the six months ended December 31, 2000 and the Statement of Operations of Giganet for the six months ended December 31, 2000. The data for the six months ended December 31, 2000 for Giganet was derived from the three month periods ended September 30, 2000 and December 31, 2000. The result is Giganet's Statement of Operations for the three month period ended September 30, 2000 is included in both the fiscal year and six month Unaudited Pro Forma Combined Statements of Operations.

     The Unaudited Pro Forma Combined Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Combined Financial Information included in this report and should be read in conjunction with the historical financial statements and accompanying disclosures contained in Emulex's July 2, 2000 consolidated financial statements and notes thereto, and Giganet's September 30, 2000 financial statements.

     The Unaudited Pro Forma Combined Financial Information presented below does not reflect future events that may occur after the merger. Emulex believes that operating expense synergies between Emulex and Giganet will be realized after the merger. However, for purposes of the Unaudited Pro Forma Combined Financial Information presented below, these synergies have not been reflected because there can be no assurances that such synergies, if any, will be achieved.

     As a result of these assumptions, estimates, and uncertainties, the accompanying Unaudited Pro Forma Combined Financial Information does not purport to describe the actual financial condition or results of Operations that would have been achieved had the merger in fact occurred on the dates indicated, nor does it purport to predict Emulex's future financial condition or results of operations. Additionally, adjustments to the purchase price and related intangible assets could occur due to the use of assumptions, estimates and uncertainties.

                      EMULEX CORPORATION AND GIGANET, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                DECEMBER 31, 2000
                                                         ------------------------------------------------------------
                                                         Historical
                                                           Emulex       Historical         Pro Forma        Pro Forma
                                                         Corporation   Giganet, Inc.     Adjustments(A)     Combined
                                                         -----------   -------------     --------------     ---------
ASSETS:

Current assets:

Cash and cash equivalents                                  $ 14,896      $  18,610       $      --          $ 33,506

Investments                                                 170,140             --         (25,000)(B)       145,140

Accounts and other receivables, net                          42,274          1,345                            43,619

Inventories, net                                             25,276            953                            26,229

Prepaid expenses                                              1,071          1,524                             2,595

Deferred income taxes                                           453             --                               453
                                                           --------      ---------       ---------          --------
     Total current assets                                   254,110         22,432         (25,000)          251,542


Property and equipment, net                                  10,791          4,333                            15,124

Long-term investments                                        36,812             --                            36,812

Goodwill and other intangibles                                   --             --         661,699 (A)       669,028
                                                                                             7,329 (E)

Deferred income taxes and other assets                        3,502             --              --             3,502
                                                           --------      ---------       ---------          --------
                                                           $305,215      $  26,765       $ 644,028          $976,008
                                                           ========      =========       =========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:

Notes payable                                              $     --      $  25,000       $ (25,000)(B)      $     --

Accounts payable                                             35,393          2,772                            38,165

Accrued liabilities                                           7,960          2,546                            10,506

Deferred revenue                                                 --            906                               906

Current installments of capitalized lease obligations            --             28                                28

Income taxes payable and other current liabilities              317             --                               317
                                                           --------      ---------       ---------          --------
     Total current liabilities                               43,670         31,252         (25,000)           49,922

Capitalized lease obligations, excluding current
  installments                                                   --             35                                35
                                                           --------      ---------       ---------          --------
                                                             43,670         31,287         (25,000)           49,957

Series D redeemable convertible preferred stock,
  $.01 par value, Authorized - 1,617,211 shares,
  Issued and outstanding - 1,405,410 shares at
  December 31, 2000, stated at redemption value,
  actual; none issued and outstanding, pro forma                 --         31,622         (31,622)(A)            --

                      EMULEX CORPORATION AND GIGANET, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (CONTINUED)

                                                                                          DECEMBER 31, 2000
                                                                     ------------------------------------------------------------
                                                                     Historical
                                                                       Emulex       Historical         Pro Forma        Pro Forma
                                                                     Corporation   Giganet, Inc.     Adjustments(A)     Combined
                                                                     -----------   -------------     --------------     ---------
Stockholders' equity:

Preferred stock, $.01 par value; 1,000,000 shares
  authorized (150,000 shares designated as Series A
  Junior Participating Preferred stock);
  none issued and outstanding                                            --             --                 --

Series A convertible preferred stock, $.01 par value
  Authorized, issued and outstanding - 55,556 shares at
  December 31, 2000, stated at liquidation value, actual;
  none issued and outstanding, pro forma                                 --            500               (500)(A)             --

Series B convertible preferred stock, $.01 par value
  Authorized, issued and outstanding - 633,331 shares
  at December 31, 2000, stated at liquidation value, actual;
  none issued and outstanding, pro forma                                 --          9,880             (9,880)(A)             --

Series B-1 convertible preferred stock, $.01 par value
  Authorized, issued and outstanding - 42,000 shares
  at December 31, 2000, stated at liquidation value, actual;
  none issued and outstanding, pro forma                                 --            628               (628)(A)             --

Series C convertible preferred stock, $.01 par value
  Authorized - 291,667 shares
  Issued and outstanding - 195,840 shares at December 31, 2000, stated at liquidation value, actual; none issued and
    outstanding, pro forma                                                           5,609             (5,609)(A)             --

Series C-1 convertible preferred stock, $.01 par value
  Authorized, issued and outstanding - 97,105 shares at
  December 31, 2000, stated at liquidation value, actual;
  none issued and outstanding, pro forma                                 --          2,671             (2,671)(A)             --

Common stock - 72,466,848 of Emulex shares issued and
  outstanding, actual; 79,211,486 issued and outstanding,
  pro forma                                                           7,371              8                674 (A)          8,045
                                                                                                           (8)(A)

Additional paid-in capital                                          178,951         21,889            702,676 (A)        881,627
                                                                                                      (21,889)(A)

Note receivable                                                          --         (1,115)                               (1,115)

Deferred compensation, net of amortization                               --        (17,732)            13,987 (E)        (15,449)
                                                                                                      (11,704)(A)

Retained earnings (accumulated deficit)                              75,223        (58,482)            58,482 (A)         52,943
                                                                                                      (22,280)(I)
                                                                                                        7,329 (E)
                                                                                                       (7,329)(E)
                                                                   --------      ---------          ---------          ---------
     Total stockholders' equity                                     261,545        (36,144)           700,650            926,051
                                                                   --------      ---------          ---------          ---------
                                                                   $305,215      $  26,765          $ 644,028          $ 976,008
                                                                   ========      =========          =========          =========

                      EMULEX CORPORATION AND GIGANET, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            SIX MONTHS ENDED DECEMBER 31, 2000
                                               ----------------------------------------------------------
                                                  Historical
                                                    Emulex        Historical     Pro Forma(A)   Pro Forma
                                                 Corporation     Giganet, Inc.  Adjustments(D)  Combined
                                                 -----------     -------------  --------------  ---------
Net revenues                                      $ 126,531        $  1,854     $     --        $ 128,385
Cost of sales(1)                                     61,251             782                        62,033
                                                  ---------        --------     --------        ---------
Gross profit                                         65,280           1,072                        66,352
                                                  ---------        --------     --------        ---------
Operating expenses:
Engineering and development(1)                        9,975           7,212                        17,187
Selling, general, and administrative(1)              11,390           9,007       (1,484)(F)       18,913
Stock-based compensation(1)                              --           1,746        1,624 (J)        3,370
Amortization of goodwill and other intangibles           --              --       81,456 (C)       81,456
                                                  ---------        --------     --------        ---------
Total operating expenses                             21,365          17,965       81,596          120,926
                                                  ---------        --------     --------        ---------
Operating income (loss)                              43,915         (16,893)     (81,596)         (54,574)
Nonoperating income, net                              8,035              15                         8,050
                                                  ---------        --------     --------        ---------
Income (loss) before income taxes                    51,950         (16,878)     (81,596)         (46,524)
Income tax provision (benefit)                       19,741              --       (6,321)(G)       13,420
                                                  ---------        --------     --------        ---------
Net income (loss)                                    32,209         (16,878)     (75,275)         (59,944)
Accretion of dividends and redemption value
  on preferred stock                                     --          (6,204)       6,204 (H)            --
                                                  ---------        --------     --------        ---------
Net income (loss) applicable to common
  shareholders                                    $  32,209        $(23,082)    $(69,071)       $ (59,944)
                                                  =========        ========     ========        =========
Net income (loss) per share:
  Basic                                           $    0.44        $  (8.48)                    $   (0.75)
                                                  =========        ========                     =========
  Diluted                                         $    0.41        $  (8.48)                    $   (0.75)(K)
                                                  =========        ========                     =========

Number of shares used in per share
  computations:
                                                                                  (2,723)(H)
    Basic                                            73,115           2,723        6,745 (H)       79,860
                                                  =========        ========     ========        =========
                                                                                  (2,723)(H)
    Diluted                                          77,771           2,723        6,745 (H)       79,860 (K)
                                                  =========        ========     ========        =========

(1) The following summarizes the
    departmentalized allocation of stock-based
    compensation:
      Cost of sales                               $      --        $      3     $     32        $      35
      Engineering and development                        --             245          841            1,086
      Selling, general and administrative                --           1,498          751            2,249
                                                  ---------        --------     --------        ---------
         Total stock-based compensation           $      --        $  1,746     $  1,624        $   3,370
                                                  =========        ========     ========        =========

                      EMULEX CORPORATION AND GIGANET, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       YEAR ENDED JULY 2, 2000
                                                   ---------------------------------------------------------------
                                                    Historical
                                                      Emulex        Historical        Pro Forma(A)      Pro Forma
                                                   Corporation     Giganet, Inc.     Adjustments(D)      Combined
                                                   -----------     -------------     -------------      ----------
Net revenues                                        $ 139,772        $  3,343           $      --        $ 143,115
Cost of sales(1)                                       73,346           1,240                               74,586
                                                    ---------        --------           ---------        ---------
Gross profit                                           66,426           2,103                               68,529
                                                    ---------        --------           ---------        ---------
Operating expenses:
Engineering and development(1)                         14,727           8,085                               22,812
Selling, general, and administrative(1)                17,000           9,718                               26,718
Stock-based compensation(1)                                --             708               3,654 (J)        4,362
Amortization of goodwill and other intangibles             --              --             162,912 (C)      162,912
                                                    ---------        --------           ---------        ---------
Total operating expenses                               31,727          18,511             166,566          216,804
                                                    ---------        --------           ---------        ---------
Operating income (loss)                                34,699         (16,408)           (166,566)        (148,275)

Nonoperating income, net                                9,131             642                  --            9,773
                                                    ---------        --------           ---------        ---------
Income (loss) before income taxes                      43,830         (15,766)           (166,566)        (138,502)
Income tax provision (benefit)                         11,016              --              (5,991)(G)        5,025
                                                    ---------        --------           ---------        ---------
Net income (loss)                                      32,814         (15,766)           (160,575)        (143,527)
Accretion of dividends and redemption value
  on preferred stock                                       --         (11,096)             11,096 (H)           --
                                                    ---------        --------           ---------        ---------
Net income (loss) applicable to
  common stockholders)                              $  32,814        $(26,862)          $(149,479)       $(143,527)
                                                    =========        ========           =========        =========
Net income (loss) per share:
  Basic                                             $    0.46        $ (12.98)                           $   (1.85)
                                                    =========        ========                            =========
  Diluted                                           $    0.43        $ (12.98)                           $   (1.85)(K)
                                                    ========         ========                            =========

Number of shares used in per share computations:                                           (2,069)(H)
  Basic                                                70,823           2,069               6,745 (H)       77,568
                                                    =========        ========           =========        =========
                                                                                           (2,069)(H)
  Diluted                                              76,452           2,069               6,745 (H)       77,568 (K)
                                                    =========        ========           =========        =========

(1) The following summarizes the
    departmentalized allocation of stock-based
    compensation:
      Cost of sales                                 $      --        $      3           $      65        $      68
      Engineering and development                          --             281               2,070            2,351
      Selling, general and administrative                  --             424               1,519            1,943
                                                    ---------        --------           ---------        ---------
         Total stock-based compensation             $      --        $    708           $   3,654        $   4,362
                                                    =========        ========           =========        =========

                               EMULEX AND GIGANET
                        NOTES TO PRO FORMA COMBINED DATA

(A) The adjustments reflect the acquisition of Giganet, Inc. under the purchase method of accounting through the issuance of approximately 6.7 million shares of Emulex common stock (plus the assumption of approximately 1.2 million Giganet stock options) with a fair value of $691 million for all of the common and preferred stock of Giganet, Inc. and the assumption of net liabilities of $4.5 million. An independent valuation of the intangible assets of Giganet, Inc. was performed to determine their fair value. The fair value of the tangible assets acquired and liabilities assumed of Giganet, Inc. approximate their carrying values.

(B) Reflects the elimination of the advance to Giganet, Inc. by Emulex and the related note payable.

(C) To record amortization expense for goodwill and other intangibles over an expected estimated period of benefit ranging from two to seven years as follows:

     Goodwill                           $625,728           4 years
     Completed Technology                     20           2 years
     Core technology and patents          40,600           7 years
     Assembled workforce                   2,680           4 years

(D) Amounts do not reflect the approximate $22.3 million of purchase price allocated to in-process research and development (IPR&D). The Company utilized an independent third-party appraiser to assess and allocate values to the IPR&D. The values assigned to these projects were determined by identifying projects that have economic value but that had not yet reached technological feasibility and that have no alternative future use. These products have not been released to the market as of the date of the merger, but the features and functionality of the products had been defined.

     The values of these projects were determined using the Income Forecast Method. In applying the Income Forecast Method, the value of the acquired technologies was estimated by discounting to present value, the free cash flows generated by the products with which the technologies are associated, over the remaining economic lives of the technologies. To distinguish between the cash flows attributable to the underlying technology and cash flows attributable to other assets available for generating product revenues, adjustments were made to provide for a fair return to fixed assets, working capital, and other assets that contribute to value. The estimates were based on the following assumptions:

     o The estimated revenues assume average compound annual revenue growth rates of 102% to 316% during fiscal years 2002 through 2008, depending on the product line. Estimated total revenues from the purchased in-process products peak in the year 2007 and decline in 2008 as other new products are expected to be introduced by the Company. These projections are based on management's estimates over the expected remaining economic lives of the technologies. IPR&D value is comprised of three on-going projects. The estimated cost of revenues as a percentage of revenues is expected to range from 50 % to 60%.

     o The discount rates used in the valuation reflect the relative risk of the product lines. For IPR&D projects, the discount rates ranged from 30% to 45%, which was based on the amount and risk of effort remaining to complete the respective development projects.

     The Company believes that the foregoing assumptions used in determining the income forecast associated with the IPR&D products are reasonable. No assurance can be given, however, that the underlying assumptions used to estimate the income forecast, the ultimate revenues and costs on such projects, or the events associated with such projects, will transpire as estimated. The resulting value for IPR&D will be charged to operations in the first period following the consummation of the merger in accordance with accounting principles generally accepted in the United States of America. See pro forma effect on retained earnings at Note (I).

(E) To record the value of vested stock options due to their acceleration upon the change in ownership of Giganet, Inc. The value of the vested awards is calculated as the intrinsic value recorded in deferred compensation calculated on the grant date of the awards. In addition, the increase in deferred compensation was calculated as the increase in the intrinsic value of the unvested awards, measured as the difference between the original fair value and the fair value at the consummation date.

(F) To eliminate expenses associated with the investment banking services and the termination of the proposed Series E preferred stock financing. On December 1, 2000, the Company agreed to pay its investment banking service provider approximately $1 million in return for termination of an engagement letter. This engagement was terminated due to the merger with Emulex.

(G) Reflects the estimated tax effects of the pro forma adjustments, excluding the amortization of the intangibles.

(H) Reflects the exchange of all of Giganet, Inc.'s outstanding common stock, preferred stock and converted warrants for 6,744,638 shares of Emulex's common stock in connection with the merger, the assumption of approximately
     1.2 million Giganet stock options and the reversal of the related accretion of dividends and redemptive value of preferred stock.

(I)  To reflect the impact of the IPR&D charge.

(J) To reflect amortization related to deferred compensation resulting from the intrinsic value of unvested stock options issued in the merger.

(K) The pro forma combined diluted amounts do not reflect potential dilutive shares as the impact would be anti-dilutive.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EMULEX CORPORATION
                                           (Registrant)


Date: May 10, 2001                         By: /s/ PAUL FOLINO
                                               ---------------------------------
                                                   Paul Folino, Chief Executive
                                                   Officer and Director

                                  EXHIBIT INDEX


Exhibit No.                   Description of Exhibit
-----------                   ----------------------
   23.1         Consent of Arthur Andersen LLP, Independent Public Accountants